EXHIBIT 99.1

Press contact:	Financial contact:
Matt Buckley	David Stack
RSA Security Inc.	RSA Security Inc.
(781) 515-6212	(781) 515-6023
mbuckley@rsasecurity.com	dstack@rsasecurity.com

For Immediate Release

RSA Security Announces Third Quarter Results

Company Grows Revenue by 19% Year-Over-Year and Generates $0.13 in Earnings Per Share;

To Host Conference Call This Morning at 8 a.m. EDT

BEDFORD, Mass., October 21, 2004 – RSA Security Inc. (NASDAQ: RSAS) today reported financial results for the third quarter ended September 30, 2004.

Revenue for the third quarter of 2004 increased 19% to $76.7 million from $64.5 million for the third quarter of 2003. Net income for the third quarter of 2004 increased 140% to $8.7 million, or $0.13 per diluted share, from $3.6 million, or $0.06 per diluted share, for the comparable period a year ago.

“We continued our consistent track record of growth in the third quarter, while also gaining a first-mover advantage in two exciting new markets,” said Art Coviello, president and chief executive officer. “On the financial front, we posted our tenth consecutive quarter of revenue growth and our seventh consecutive quarter of increased earnings, as demand continued to grow for RSA Security’s identity and access management solutions. We also expanded our opportunities in the enterprise authentication market with the delivery of RSA SecurID®for Microsoft® Windows® solution, and in the consumer authentication market with AOL’s launch of its PassCode premium service which utilizes RSA Security technology.”

Third-Quarter Financial Highlights

•	Revenue: RSA Security increased its revenue on a sequential basis for the tenth consecutive quarter to $76.7 million, which marks a three-year quarterly high for the Company. The Company’s book-to-bill ratio for the quarter was approximately 1 to 1. The Company’s combined backlog and deferred revenue increased by 24% in the third quarter of 2004 to $52.5 million from $42.3 million in the year ago quarter. Of the combined amount, deferred product and services revenue increased by $11 million to $42.5 million and product and services backlog decreased by $1 million to $10 million.

•	Net Income: RSA Security’s $8.7 million in net income also marked a three-year high for the Company. Revenue growth, together with a continued focus on expense management, enabled RSA Security to increase operating margin to 15.2% in the third quarter of 2004 from 10.2% in the year-ago quarter. The Company has increased its net income sequentially in each of the past seven quarters.

•	Cash Position: The Company grew its cash balance by $11 million in the third quarter, bringing its total cash and marketable securities to $256 million. This compares with $207.3 million on December 31, 2003 and $191.2 million on September 30, 2003. During the quarter, RSA Security repurchased approximately 50,000 shares of its stock. This represented the Company’s initial purchase under the 6.7 million-share buyback plan announced by the Company in September.

Subsequent Event- Convertible Debentures

As of October 17, 2004, the holders of the remaining $70.0 million in RSA Security convertible debentures converted the full amount of these debentures into shares of the Company’s common stock. These conversions resulted in the issuance of approximately 5.1 million shares of RSA Security common stock and the cancellation of the holders’ debentures.

Operational Highlights

•	Customers and Partners: RSA Security shipped product to more than 5,100 customers in the third quarter, including 800 new customers. The financial services, professional services, government and manufacturing sectors were among the strongest vertical markets for the Company. The Company sold approximately 76% of its RSA SecurID products through its indirect channel during the third quarter of 2004, up from 69% for the third quarter of 2003.

•	RSA SecurID for Microsoft Windows Solution: RSA Security delivered the RSA SecurID for Microsoft Windows two-factor authentication solution in the third quarter. This offering is a key element of the Company’s secure enterprise access initiative, aimed at increasing the use of strong authentication within corporate firewalls. RSA SecurID for Microsoft Windows solution is designed to help Microsoft enterprise customers— whether working remotely or inside the firewall — ensure that valuable network resources are accessible only by authorized users, while delivering a simplified and consistent user login experience.

•	AOL PassCode Premium Service: RSA Security and America Online, Inc. announced the launch of AOL PassCode, a new premium service that offers AOL members a second level of account protection through the use of RSA Security’s authentication technology. This arrangement with one of the world’s largest Internet service providers marks a milestone in RSA Security’s drive to extend the reach of strong two-factor authentication to the millions of consumers who conduct online transactions each day.

Business Outlook

RSA Security’s financial guidance for the fourth quarter of 2004 assumes no material change in the global IT spending environment. This guidance is current as of today only, and is based upon the Company’s expectation of an effective tax rate of approximately 20% for 2004. RSA Security undertakes no obligation to update its estimates:

•	Total quarterly revenue in the range of $79 million to $82 million, or 12% to 16% year-over-year growth.

•	Diluted earnings per share in the range of $0.14 to $0.16, compared with earnings of $0.10 per share in the year-ago fourth quarter.

Conference Call Details

In conjunction with this announcement, RSA Security will host a conference call today at 8:00 a.m. (EDT) to discuss the Company’s financial results and provide a business update. To access this call, dial 800-289-0493 or 913-981-5510. A replay of this conference call will be available through midnight on Wednesday, October 27 at 888-203-1112 or 719-457-0820. Both live and replay numbers have a pass code of 841800.

In addition, a live webcast of this conference call will be available on the “Investor” page of the Company’s web site (www.rsasecurity.com). A replay of this webcast will be available for approximately three months.

About RSA Security Inc.
RSA Security Inc. helps organizations protect private information and manage the identities of people and applications accessing and exchanging that information. RSA Security’s portfolio of solutions — including identity & access management, secure mobile & remote access, secure enterprise access, secure transactions and consumer identity protection — are all designed to provide the most seamless e-security experience in the market. Our strong reputation is built on our history of ingenuity, leadership, proven technologies and our more than 16,000 customers around the globe. Together with more than 1,000 technology and integration partners, RSA Security inspires confidence in everyone to experience the power and promise of the Internet. For more information, please visit http://www.rsasecurity.com.

#  #  #

RSA and SecurID are either registered trademarks or trademarks of RSA Security Inc. in the United States and/or other countries. Microsoft and Windows are either registered trademarks or trademarks of Microsoft Corporation in the United States and/or other countries. All other products and services mentioned are trademarks of their respective companies.

This press release contains forward-looking statements regarding RSA Security’s financial guidance for the fourth quarter of 2004, its enterprise and consumer authentication initiatives, the company’s future growth and the anticipated success of its products. These statements involve a number of risks and uncertainties. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, including the sluggish global economy, changes in our operating expenses, the timing of the introduction or enhancement of our products and our competitors’ and strategic partners’ products, changes in product pricing, including changes in competitors’ pricing policies, development and performance of our direct and indirect distribution channels, delays in product development, competitive pressures, changes in customer and market requirements and standards, market acceptance of new products and technologies, technological changes in the computer industry, and the risk factors detailed from time to time in RSA Security’s periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, RSA Security’s Annual Report on Form 10-K filed on March 8, 2004.

Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Revenue
Products	$57,776	$47,810	$169,430	$140,385
Maintenance and professional services	18,955	16,652	54,846	48,743

Total revenue	76,731	64,462	224,276	189,128

Cost of revenue
Products	7,983	7,744	24,047	23,431
Maintenance and professional services	5,843	5,194	17,068	15,710

Total cost of revenue	13,826	12,938	41,115	39,141

Gross profit	62,905	51,524	183,161	149,987

Costs and expenses
Research and development	15,934	13,632	46,120	39,548
Marketing and selling	26,946	23,345	80,169	69,389
General and administrative	8,388	7,976	22,556	25,901
Restructurings	—	—	1,601	—

Total	51,268	44,953	150,446	134,838

Income from operations	11,637	6,571	32,715	15,149
Interest expense and other	(935)	(1,790)	(3,903)	(5,510)
Income (loss) from investing activities	354	(74)	284	1,488

Income before provision for income taxes	11,056	4,707	29,096	11,127
Provision for income taxes	2,315	1,059	5,924	2,506

Net income	$8,741	$3,648	$23,172	$8,621

Basic earnings per share
Per share amount	$0.14	$0.06	$0.37	$0.15

Weighted average shares	63,857	59,248	62,467	58,213

Diluted earnings per share
Per share amount	$0.13	$0.06	$0.35	$0.14

Weighted average shares	63,857	59,248	62,467	58,213
Effect of dilutive equity instruments	3,970	3,838	4,272	3,173

Adjusted weighted average shares	67,827	63,086	66,739	61,386

Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	September 30,	December 31,
	2004	2003
ASSETS
Current assets
Cash and cash equivalents	$158,022	$207,323
Marketable securities	97,974	—
Accounts receivable (less allowance for doubtful accounts of $1,751 in 2004 and $1,849 in 2003)	41,417	34,085
Inventory	3,617	4,011
Prepaid expenses and other assets	7,188	6,641
Refundable income taxes	3,146	11,062
Deferred taxes	3,273	2,942

Total current assets	314,637	266,064

Property and equipment, net	67,710	68,149
Other assets
Goodwill, net	189,260	189,260
Other	5,106	6,879

Total other assets	194,366	196,139

Total assets	$576,713	$530,352

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Convertible debentures	$69,966	$78,877
Accounts payable	7,720	8,021
Accrued payroll and related benefits	15,908	16,246
Accrued expenses and other liabilities	17,469	19,730
Current portion of accrued restructurings	6,879	9,043
Income taxes accrued and payable	27,795	29,128
Deferred revenue	42,526	34,625

Total current liabilities	188,263	195,670

Deferred taxes, long-term	7,046	7,046
Accrued restructurings, long-term	15,080	18,861

Total liabilities	210,389	221,577

Stockholders’ equity	366,324	308,775

Total liabilities and shareholders’ equity	$576,713	$530,352

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Cash flows from operating activities
Net income	$8,741	$3,648	$23,172	$8,621
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,706	3,074	8,450	9,638
Tax benefit from exercise of stock options	1,201	2,037	5,944	6,780
Amortization of convertible debentures deferred financing costs	351	402	1,212	1,204
Non cash warrant accretion	379	351	1,089	1,048
Gain on sale of investments	—	—	—	(1,508)
(Increase) decrease in Crosby Finance, LLC fair value	36	74	106	20
Deferred taxes	—	(14)	—	(14)
Increase (decrease) in cash from changes in:
Accounts receivable	(6,452)	(3,560)	(7,263)	6,482
Inventory	170	(1,550)	394	(1,633)
Prepaid expenses and other assets	(1,856)	1,315	(467)	2,038
Accounts payable	(1,156)	604	(283)	(365)
Accrued payroll and related benefits	2,434	1,570	(109)	1,114
Accrued expenses and other liabilities	(1,564)	(760)	(2,194)	(1,538)
Accrued restructurings	(2,657)	(2,072)	(5,945)	(7,514)
Refundable income taxes and income taxes accrued and payable	7,068	50,412	6,666	46,698
Deferred revenue	2,471	(1,691)	7,901	(3,313)

Net cash provided by operating activities	11,872	53,840	38,673	67,758

Cash flows from investing activities
Purchase of marketable securities	(21,397)	—	(98,408)	—
Purchases of property and equipment	(4,048)	(1,270)	(7,355)	(2,877)
Sales of investments	—	—	—	3,009
Acquisitions and related proceeds	—	—	—	3,370
Other	8	194	60	810

Net cash (used for) provided by investing activities	(25,437)	(1,076)	(105,703)	4,312

Cash flows from financing activities
Proceeds from exercise of stock options and purchase plans	4,743	8,876	20,009	16,491
Share repurchase	(911)	—	(911)	—

Net cash provided by financing activities	3,832	8,876	19,098	16,491

Effect of exchange rate changes on cash and cash equivalents	(309)	111	(1,369)	(408)

Net (decrease) increase in cash and cash equivalents	(10,042)	61,751	(49,301)	88,153
Cash and cash equivalents, beginning of period	168,064	129,432	207,323	103,030

Cash and cash equivalents, end of period	$158,022	$191,183	$158,022	$191,183

Supplemental Financial Data
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	Sept 30,	Dec 31,	March 31,	June 30,	Sept 30,
	2003	2003	2004	2004	2004
Revenue
Enterprise solutions	$57,114	$64,878	$66,601	$68,742	$70,542
Developer solutions	7,348	5,860	5,367	6,835	6,189

Total	$64,462	$70,738	$71,968	$75,577	$76,731

Enterprise solutions	89%	92%	93%	91%	92%
Developer solutions	11%	8%	7%	9%	8%

Total	100%	100%	100%	100%	100%

Products	$47,810	$53,234	$55,198	$56,455	$57,776
Maintenance and professional services	16,652	17,504	16,770	19,122	18,955

Total	$64,462	$70,738	$71,968	$75,577	$76,731

Products	74%	75%	77%	75%	75%
Maintenance and professional services	26%	25%	23%	25%	25%

Total	100%	100%	100%	100%	100%

Domestic	$37,581	$42,069	$40,467	$42,559	$42,942
International	26,881	28,669	31,501	33,018	33,789

Total	$64,462	$70,738	$71,968	$75,577	$76,731

Domestic	58%	59%	56%	56%	56%
International	42%	41%	44%	44%	44%

Total	100%	100%	100%	100%	100%

Statements of Operations Data
Gross profit	$51,524	$56,667	$58,142	$62,114	$62,905
Gross margin	79.9%	80.1%	80.8%	82.2%	82.0%
Total operating expenses	$44,953	$46,866	$48,609	$50,569	$51,268
Income from operations	$6,571	$9,801	$9,533	$11,545	$11,637
Operating margin (1)	10.2%	13.9%	13.2%	15.3%	15.2%
Interest expense and other	$(1,790)	$(2,452)	$(1,345)	$(1,623)	$(935)
Income (loss) from investing activities	$(74)	$80	$(119)	$49	354
Provision for income taxes	$1,059	$1,214	$1,614	$1,995	$2,315
Net income	$3,648	$6,214	$6,455	$7,976	$8,741
Diluted earnings per share	$0.06	$0.10	$0.10	$0.12	$0.13
Other Financial Data
Gross margin – products	83.8%	83.2%	85.2%	86.1%	86.2%
Gross margin – maintenance and professional services	68.8%	70.5%	66.6%	70.6%	69.2%
Enterprise authenticators shipped	764,000	829,000	901,000	857,000	934,000
Average selling price per enterprise authenticator	$41	$42	$41	$41	$40
Cash and cash equivalents and marketable securities	$191,183	$207,323	$219,009	$244,631	$255,996
Deferred revenue balance	$31,186	$34,625	$38,590	$40,056	$42,526
Book to bill ratio (2)	1.0	1.1	1.0	1.1	1.0
Day sales outstanding (DSO) (3)	45	44	49	42	50
Current ratio	2.1	1.4	1.4	1.6	1.7
Debt to equity ratio	0.3	0.3	0.3	0.2	0.2
Cash flow from operations	$53,840	$13,748	$6,947	$19,854	$11,872
Cash flow from operations per diluted share (4)	$0.85	$0.21	$0.11	$0.30	$0.19

(1)	Operating margin is equal to total income from operations as a percentage of total revenue for the period presented.

(2)	The book to bill ratio is equal to the ratio of total orders booked for the period as compared to total revenue for the period.

(3)	Restated to conform to current period presentation.

(4)	Cash flow from operations per diluted share is calculated as cash flow from operations divided by dilutive weighted average shares outstanding during the period.

Condensed Consolidated Statements of Operations
(Unaudited)

The following table sets forth certain consolidated financial data as a percentage of our total revenue:

	Three Months Ended September 30,		Percentage Increase (Decrease)
	2004	2003	in Dollars
Revenue
Products	75.3%	74.2%	20.8%
Maintenance and professional services	24.7	25.8	13.8

Total revenue	100.0	100.0	19.0

Cost of revenue
Products	10.4	12.0	3.1
Maintenance and professional services	7.6	8.1	12.5

Total cost of revenue	18.0	20.1	6.9

Gross margin	82.0	79.9	22.1

Costs and expenses
Research and development	20.8	21.1	16.9
Marketing and selling	35.1	36.2	15.4
General and administrative	10.9	12.4	5.2

Total	66.8	69.7	14.0

Income from operations	15.2	10.2	77.1
Interest expense and other	(1.2)	(2.8)	(47.8)
Income from investing activities	0.4	(0.1)	(578.4)

Income before provision for income taxes	14.4	7.3	134.9
Provision for income taxes	3.0	1.6	118.6

Net income	11.4%	5.7%	139.6%